Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Martha Fleming, Steve Brolly
Fidelity Southern Corporation
(404) 240-1504

FIDELITY SOUTHERN CORPORATION

ANNOUNCES GAIN ON ACQUISITION OF SECURITY EXCHANGE BANK

Atlanta, GA (September 20, 2012) – Fidelity Southern Corporation (NASDAQ: LION) announced that it will realize a $4.0 million gain on the acquisition of Security Exchange Bank during the third quarter of 2012. The Company had previously disclosed in its Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2012, that it expected to book a gain in the range of $2.0 million to $4.0 million on the acquisition.

Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 30 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.